Registration No. 333-_____

As filed with the Securities and Exchange Commission on December 10, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SNAP-ON INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	39-0622040
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2801 80th Street

Kenosha, Wisconsin 53143

(262) 656-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard T. Miller

Vice President, General Counsel and Secretary

2801 80th Street, Kenosha, Wisconsin 53143

(262) 656-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Ryan S. Lovitz

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 277-5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $1.00 par value	(1)	(1)	(1)	(1)
Debt Securities
Debt Warrants
Preferred Stock
Preferred Warrants
Common Warrants Units

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of the registration fee.    See also Note 2 below.

(2)

This Registration Statement also includes 519,451 unsold shares of Common Stock, $1.00 par value, of Snap-on Incorporated that were previously registered pursuant to the Registration Statement on Form S-3 (Commission File No. 333-208480) that was originally filed on December 11, 2015, as supplemented on February 28, 2017, via a filing pursuant to Rule 424(b)(5), to register shares to be issued under the Snap-on Incorporated Franchisee Stock Purchase Plan (the “Previous Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $333.54 filing fee from December 11, 2015, and the $9.852.08 filing fee from February 28, 2017, previously paid in connection with such unsold securities will continue to be applied to such unsold securities, and the offering of securities pursuant to the Previous Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

PROSPECTUS

COMMON STOCK

DEBT SECURITIES

DEBT WARRANTS

PREFERRED STOCK

PREFERRED WARRANTS

COMMON WARRANTS

UNITS

We may offer these securities in amounts, at prices and on terms determined at the time of offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold. The supplement or other offering material may add, update or change information contained in this prospectus. Our common stock is traded under the symbol “SNA” on the New York Stock Exchange.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

You should read this prospectus and any supplement carefully before you invest.

See “Risk Factors” in our most recent Annual Report on Form 10-K and in any prospectus supplement, or in such other document we refer you to in any prospectus supplement, for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2018.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”). You should read this prospectus together with the more detailed information regarding our company, our securities and our financial statements and notes to those statements that appear elsewhere in this prospectus or that we incorporate in this prospectus by reference.

You should rely on the information contained in, or incorporated by reference in, this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus, any prospectus supplement or any other offering material. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the respective dates on the front of the prospectus, prospectus supplement or other offering material, as applicable. For purposes of this prospectus, unless the context otherwise indicates, when we refer to “Snap-on,” “us,” “we,” “our,” “ours,” or the “Company” we are describing Snap-on Incorporated, including, as appropriate, its subsidiaries.

FORWARD-LOOKING STATEMENTS

Statements in this document, and the documents incorporated by reference, that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that any forward-looking statements included in this document that are based upon assumptions and estimates were developed by management in good faith and are subject to risks, uncertainties or other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results or regarded as a representation by the Company or its management that the projected results will be achieved. For those forward-looking statements, Snap-on cautions the reader that numerous important factors, such as those listed below, as well as those factors discussed in its Annual Report on Form 10-K for the fiscal year ended December 30, 2017, which are incorporated herein by reference, could affect the Company’s actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, Snap-on.

i

These risks and uncertainties include, without limitation, uncertainties related to estimates, statements, assumptions and projections generally, and the timing and progress with which Snap-on can attain value through its Snap-on Value Creation Processes, including its ability to realize efficiencies and savings from its rapid continuous improvement and other cost reduction initiatives, improve workforce productivity, achieve improvements in the Company’s manufacturing footprint and greater efficiencies in its supply chain, and enhance machine maintenance, plant productivity and manufacturing line set-up and change-over practices, any or all of which could result in production inefficiencies, higher costs and/or lost revenues. These risks also include uncertainties related to Snap-on’s capability to implement future strategies with respect to its existing businesses, its ability to refine its brand and franchise strategies, retain and attract franchisees, further enhance service and value to franchisees and thereby help improve their sales and profitability, introduce successful new products, successfully pursue, complete and integrate acquisitions, as well as its ability to withstand disruption arising from natural disasters, planned facility closures or other labor interruptions, the effects of external negative factors, including adverse developments in world financial markets, developments related to tariffs and other trade issues or disputes, weakness in certain areas of the global economy (including as a result of the United Kingdom’s pending exit from the European Union), and significant changes in the current competitive environment, inflation, interest rates and other monetary and market fluctuations, changes in tax rates, laws and regulations, and the impact of energy and raw material supply and pricing, including steel (as a result of recently-imposed U.S. tariffs on certain steel imports or otherwise) and gasoline, the amount, rate and growth of Snap-on’s general and administrative expenses, including health care and postretirement costs (resulting from, among other matters, U.S. health care legislation and its ongoing implementation or reform), continuing and potentially increasing required contributions to pension and postretirement plans, the impacts of non-strategic business and/or product line rationalizations, and the effects on business as a result of new legislation, regulations or government-related developments or issues, risks associated with data security and technological systems and protections, potential reputational damages and costs related to litigation as well as an inability to assure that costs will be reduced or eliminated on appeal, and other world or local events outside Snap-on’s control, including terrorist disruptions. Snap-on disclaims any responsibility to update any forward-looking statement provided in this document, except as required by law.

In addition, investors should be aware that generally accepted accounting principles in the United States of America (“GAAP”) prescribe when a company should reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results, therefore, may appear to be volatile in certain accounting periods.

ii

THE COMPANY

Snap-on was incorporated under the laws of the state of Wisconsin in 1920 and reincorporated under the laws of the state of Delaware in 1930. Snap-on is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, such as aviation and aerospace, agriculture, construction, government and military, mining, natural resources, power generation and technical education. Snap-on also derives income from various financing programs designed to facilitate the sales of its products and support its franchise business.

Snap-on markets its products and brands worldwide through multiple sales distribution channels in more than 130 countries. Snap-on’s largest geographic markets include the United States, Europe, Canada and Asia/Pacific. Snap-on reaches its customers through the Company’s franchisee, Company-direct, distributor and internet channels. Snap-on originated the mobile tool distribution channel in the automotive repair market.

Snap-on’s primary customer segments include: (i) commercial and industrial customers, including professionals in critical industries and emerging markets; (ii) professional vehicle repair technicians who purchase products through the Company’s mobile tool distribution network; and (iii) other professional customers related to vehicle repair, including owners and managers of independent and original equipment manufacturer (“OEM”) dealership service and repair shops (“OEM dealerships”). Snap-on’s Financial Services customer segment includes: (i) franchisees’ customers, principally serving vehicle repair technicians, and Snap-on customers who require financing for the purchase or lease of tools and diagnostics and equipment products on an extended-term payment plan; and (ii) franchisees who require financing for vehicle leases and business loans.

Snap-on’s business segments are based on the organization structure used by management for making operating and investment decisions and for assessing performance. Snap-on’s reportable business segments are: (i) the Commercial & Industrial Group; (ii) the Snap-on Tools Group; (iii) the Repair Systems & Information Group; and (iv) Financial Services. The Commercial & Industrial Group consists of business operations serving a broad range of industrial and commercial customers worldwide, including customers in the aerospace, natural resources, government, power generation, transportation and technical education market segments (collectively, “critical industries”), primarily through direct and distributor channels. The Snap-on Tools Group consists of business operations primarily serving vehicle service and repair technicians through the Company’s worldwide mobile tool distribution channel. The Repair Systems & Information Group consists of business operations serving other professional vehicle repair customers worldwide, primarily owners and managers of independent repair shops and OEM dealerships, through direct and distributor channels. Financial Services consists of the business operations of Snap-on Credit LLC (“SOC”), the Company’s financial services business in the United States, and Snap-on’s other financial services subsidiaries in those international markets where Snap-on has franchise operations.

Snap-on’s headquarters is located at 2801 80th Street, Kenosha, Wisconsin 53143, and the Company’s telephone number is (262) 656-5200.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

SECURITIES TO BE OFFERED

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time securities in one or more offerings. We may offer and sell the following securities: common stock, debt securities, debt warrants, preferred stock, preferred warrants, common warrants and units. This prospectus provides you with a general description of these securities.

Each time we offer securities, we will provide you with a prospectus supplement and possibly other offering material that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus.

DESCRIPTION OF COMMON STOCK

We are authorized by our restated certificate of incorporation to issue up to 250,000,000 shares of common stock, par value $1.00 per share. As of December 3, 2018, 55,681,761 shares were outstanding.

The description of our common stock included in Amendment No. 2 to our Registration Statement on Form 8-A/A, dated December 10, 2018 (File No. 1-7724), is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities.

Senior debt securities would be issued under the indenture, dated January 8, 2007, between Snap-on and U.S. Bank National Association, as trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the “indenture.”

The following summaries of the material provisions of the indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indenture does not limit the amount of debt, either secured or unsecured, that we may issue under the indenture or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, at a premium or at an original issue discount. Some of the debt securities may be issued under the indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.

Snap-on conducts a material amount of its operations through subsidiaries and it expects that it will continue to do so. As a result, the right of Snap-on to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of holders of the notes to benefit as creditors of Snap-on from any distribution are subject to prior claims of creditors of the subsidiary. The notes will also effectively rank junior in right of payment to any secured debt of Snap-on.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculation thereof) on which the principal of the offered debt securities is payable;

•

the rate or rates (or the manner of calculation thereof) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•

the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable and each office or agency where the offered debt securities may be presented for transfer or exchange;

•

the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	the application, if any, of certain provisions of the indenture relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•

if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•

if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such offered debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in such offered debt securities are denominated or stated to be payable and the currency in which such offered debt securities or any of them are to be so payable;

•

whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•

the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•

any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•

whether any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such offered debt securities to be authenticated and delivered; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture).

Unless otherwise indicated in any prospectus supplement, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registerable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Floating Rate Notes

Floating rate notes issued under the indenture will bear interest at a floating interest rate. Interest payable on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to but excluding the interest payment date or the date of maturity, as the case may be.

The interest rate for the initial interest period will be the three-month London Interbank Offered Rate (“LIBOR”), determined as described below as of the applicable determination date, plus a number of basis points to be described in the related prospectus supplement. The interest rate on floating rate notes for each subsequent interest period will be reset quarterly on each interest payment date. Floating rate notes will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR plus a number of basis points to be described in the related prospectus supplement.

The interest rate in effect for floating rate notes on each day will be (a) if that day is an interest reset date, the interest rate determined as of the determination date (as defined below) immediately preceding such interest reset date, or (b) if that day is not an interest reset date, the interest rate determined as of the determination date immediately preceding the most recent interest reset date. The determination date will be the second London Business Day immediately preceding the applicable interest reset date.

The calculation agent will be the trustee initially. LIBOR will be determined by the calculation agent as of the applicable determination date in accordance with the following provisions:

•

LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S. $1,000,000 having a three-month maturity, beginning on the second London Business Day immediately following that determination date, which appears on Reuters Page LIBOR01 (as defined below) as of approximately 11:00 a.m., London time, on that determination date. “Reuters Page LIBOR01” means the display designated on page “LIBOR01” on Reuters (or such other page as may replace the page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Page LIBOR01, LIBOR for such determination date will be determined in accordance with the provisions of the next paragraph.

•

With respect to a determination date on which no rate appears on Reuters Page LIBOR01 as of approximately 11:00 a.m., London time, on that determination date, the calculation agent will request the principal London office of each of four major reference banks (which may include an affiliate of one or more underwriters) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, beginning on the second London Business Day immediately following that determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on that determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. If at least two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that determination date by three major banks selected by the calculation agent (after consultation with us) for loans in U.S. dollars to leading European banks having a three-month maturity beginning on the second London Business Day immediately following that determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, if the banks selected by the calculation agent are not quoting the rates described in this sentence, LIBOR for that determination date will be LIBOR determined with respect to the immediately preceding determination date, or in the case of the first determination date, LIBOR for the initial interest period.

If the date of maturity of any floating rate notes falls on a day that is not a LIBOR Business Day, the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any interest reset date or interest payment date (other than at the date of maturity) would otherwise be a day that is not a LIBOR Business Day, that interest reset date and interest payment date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such interest reset date and interest payment date (other than at the date of maturity) shall be the immediately preceding LIBOR Business Day.

“LIBOR Business Day” means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized to close and that is also a London Business Day.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Fixed Rate Notes

Fixed rate notes will bear interest at a fixed interest rate as set forth in the applicable supplemental indenture, prospectus supplement or other document or agreement that may be executed from time to time. Unless set forth in such other agreement, the interest payable on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to but excluding the interest payment date or the date of maturity, as the case may be.

Optional Redemption

Floating Rate Notes

All or a portion of floating rate notes may be redeemed at our option at any time or from time to time, after a set date to be identified in the applicable prospectus supplement. The redemption price of floating rate notes will be 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on any floating rate notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to such floating rate notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of floating rate notes. Once notice of redemption is mailed, floating rate notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

On and after the redemption date, interest will cease to accrue on floating rate notes or any portion of floating rate notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on any floating rate notes to be redeemed on that date. If less than all of any floating rate notes are to be redeemed, any floating rate notes to be redeemed shall be selected by lot by The Depository Trust Company (“DTC”), in the case of floating rate notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of floating rate notes that are not represented by a global security.

Fixed Rate Notes

All or a portion of fixed rate notes may be redeemed at our option at any time or from time to time. The redemption price for any fixed rate notes to be redeemed on any redemption date will be equal to the greater of the following amounts (plus, in each case, accrued and unpaid interest on such fixed rate notes to the redemption date):

•	100% of the principal amount of the fixed rate notes being redeemed on the redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the fixed rate notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), plus a set number of basis points to be identified in the applicable prospectus supplement, as determined by the Reference Treasury Dealer (as defined below).

Notwithstanding the foregoing, installments of interest on fixed rate notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the fixed rate notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of such fixed rate notes. Once notice of redemption is mailed, fixed rate notes will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of fixed rate notes, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of fixed rate notes.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (c) if only one Reference Treasury Dealer Quotation is received, such Quotation.

“Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) that is selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on fixed rate notes or any portion of such fixed rate notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on fixed rate notes to be redeemed on that date. If less than all of any fixed rate notes are to be redeemed, any fixed rate notes to be redeemed shall be selected by lot by DTC, in the case of fixed rate notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of fixed rate notes that are not represented by a global security.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies or foreign currency unit or units will be described in the related prospectus supplement.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement.

Covenants Applicable to Senior Debt Securities

Limitations on Secured Debt

We may not, and may not permit our restricted subsidiaries to, create, assume, or guarantee any indebtedness secured by mortgages, pledges, liens, encumbrances, conditional sale or title retention agreements (excluding operating leases) or other security interests, which we refer to collectively as security interests, on any of our principal properties or any shares of capital stock or indebtedness of any of our restricted subsidiaries without making effective provision for securing the senior debt securities offered under this prospectus and any prospectus supplement equally and ratably with the secured debt. Notwithstanding this limitation on secured debt, we and our restricted subsidiaries may have debt secured by:

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(a) any security interest on any property hereafter acquired or constructed by us or a restricted subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by us or a restricted subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any security interest upon such property existing at the time of acquisition thereof, whether or not assumed by us or such restricted subsidiary; or (c) any security interest existing on the property or on the outstanding shares of capital stock or indebtedness of a person at the time such person shall become a restricted subsidiary; or (d) a security interest on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a restricted subsidiary or at the time of a sale, lease or other disposition of the properties of a person or firm as an entirety or substantially as an entirety to us or a restricted subsidiary, provided, however, that no such security interest shall extend to any other principal property of ours or such restricted subsidiary prior to such acquisition or to the other principal property thereafter acquired other than additions to such acquired property;

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security interests in property of ours or a restricted subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit us or a restricted subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such security interests;

•	any security interest on any property or assets of any restricted subsidiary to secure indebtedness owing by it to us or to a restricted subsidiary;

•	any security interest on any property or assets of ours to secure indebtedness owing by us to any restricted subsidiary;

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mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

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any security interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license and any security interest to secure public or statutory obligations;

•

security interests for taxes, assessments or governmental charges or levies not yet delinquent, or the security interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

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security interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

•	landlords’ liens on fixtures located on premises leased by us or a restricted subsidiary in the ordinary course of business;

•	security interests in connection with certain permitted receivables financings; or

•	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest permitted by the indenture.

Limitation on Sale and Leaseback Transactions

We and our restricted subsidiaries may not engage in sale and leaseback transactions (excluding such transactions between us and our restricted subsidiaries or between our restricted subsidiaries) whereby a principal property that is owned by us or one of our restricted subsidiaries and that has been in full operation for more than 180 days is sold or transferred with the intention of taking back a lease of such property (except a lease for a term of no more than three years entered into with the intent that the use by us or such restricted subsidiary of such property will be discontinued on or before the expiration of such term).

The sale and leaseback of a principal property is not prohibited, however, if we and the applicable restricted subsidiary would be permitted under the indenture to incur secured debt equal in amount to the amount realized or to be realized upon the sale or transfer secured by a lien on the principal property to be leased without equally and ratably securing the senior debt securities. We and our restricted subsidiaries may also engage in an otherwise prohibited sale and leaseback transaction if an amount equal to the value of the principal property so leased is applied, subject to credits for delivery by us to the trustee of senior debt securities we have previously purchased or otherwise acquired and specified voluntary redemptions of the senior debt securities, to the retirement (other than mandatory retirement), within 120 days of the effective date of the arrangement, of specified indebtedness for borrowed money incurred or assumed by us or a restricted subsidiary, as shown on our most recent consolidated balance sheet and, in the case of our indebtedness, the indebtedness is not subordinate and junior in right of payment to the prior payment of the senior debt securities.

Permitted Secured Debt

Notwithstanding the limitations on secured debt and sale and leaseback transactions described in this prospectus, we and our restricted subsidiaries may, without securing the senior debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect to any secured debt permitted by this exception, the aggregate amount of our secured debt and that of our restricted subsidiaries then outstanding (excluding indebtedness secured by the types of security interests listed above under the heading “Limitations on Secured Debt”) and the aggregate value of sale and leaseback transactions, other than sale and leaseback transactions in connection with which indebtedness has been, or will be, retired in accordance with the preceding paragraph, at such time does not exceed 10% of our consolidated stockholders’ equity.

For purposes of determining the amount of secured debt permitted by the exception described in the paragraph above, “consolidated stockholders’ equity” means, at any date, our stockholders’ equity and that of our consolidated subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles; provided that, our consolidated stockholders’ equity and that of our consolidated subsidiaries is to be calculated without giving effect to (i) the application of Accounting Standards Codification Topic 715 relating to postretirement benefits and pension plans, or (ii) the cumulative foreign currency translation adjustment. The term “consolidated subsidiary” means, as to any person, each subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such person in accordance with generally accepted accounting principles.

Restrictions on Transfer of Principal Properties to Specified Subsidiaries

The indenture provides that, so long as the senior debt securities of any series are outstanding, we will not, and will not cause or permit any restricted subsidiary to, transfer any principal property to any unrestricted subsidiary, unless such subsidiary shall apply within one year after the effective date of the transaction, or shall have committed within one year of the effective date to apply, an amount equal to the fair value of the principal property at the time of transfer:

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to the acquisition, construction, development or improvement of properties or facilities which are, or upon the acquisition, construction, development or improvement will be, a principal property or properties or a part thereof;

•	to the redemption of senior debt securities;

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to the repayment of indebtedness of us or any of our restricted subsidiaries for money borrowed having a maturity of more than 12 months from the date of our most recent consolidated balance sheet, other than any indebtedness owed to any restricted subsidiary; or

•	in part, to an acquisition, construction, development or improvement, and in part, to redemption and/or repayment, in each case as described above.

The fair value of any principal property for purposes of this paragraph will be as determined by our board of directors. In lieu of applying all or any part of any amount to the redemption of senior debt securities, we may, within one year of the transfer, deliver to the trustee under the indenture senior debt securities of any series (other than senior debt securities made the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of senior debt securities by an amount equivalent to the aggregate principal amount of the senior debt securities so delivered.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

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“principal property” means any manufacturing plant, office building or similar facility (including associated fixtures but excluding leases and other contract rights that might otherwise be deemed real property) owned by us or any restricted subsidiary, whether owned on the date hereof or thereafter, provided each such plant, office building or similar facility has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of five percent of the consolidated net tangible assets of us and the restricted subsidiaries and is located in the United States of America, Canada or the Commonwealth of Puerto Rico, other than any such plant, office building or similar facility or portion thereof which, in the opinion of the board of directors (evidenced by a certified board resolution thereof delivered to the Trustee), is not of material importance to the business conducted by us and our restricted subsidiaries taken as a whole;

•	“restricted subsidiary” means any subsidiary of the Company that is not an unrestricted subsidiary;

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“secured debt” means indebtedness for money borrowed and any debt which is secured by a security interest in (a) any principal property or (b) any shares of capital stock or indebtedness of any restricted subsidiary;

•	“subsidiary” means any person of which we, or we and one or more of our subsidiaries, or any one or more subsidiaries, directly or indirectly own more than 50% of the voting stock of such person; and

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“unrestricted subsidiary” means (a) any subsidiary of ours that at the time of determination shall be designated an unrestricted subsidiary by the board of directors (provided, however, that any subsidiary of ours having, as of the end of our most recently completed fiscal year, (i) assets with a value in excess of 5% of the total value of the assets of us and our subsidiaries taken as a whole, or (ii) gross revenue in excess of 5% of our total (gross) revenue and of our subsidiaries taken as a whole, may not be designated as an unrestricted subsidiary under the indenture); and (b) any subsidiary of an unrestricted subsidiary.

Merger

The indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other person, provided that:

•	the successor person is a person organized and existing under the laws of the United States or a state thereof;

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the successor person expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by the successor corporation; and

•	immediately after giving effect to the transaction, no default under the indenture has occurred and is continuing.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor person complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the indenture contains no covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indenture

With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may be made which will:

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extend the fixed maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities, without the consent of the holder of each outstanding debt security affected thereby; or

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without the consent of all of the holders of any series of debt securities then outstanding affected thereby, reduce the percentage of debt securities of that series, the holders of which are required to consent to:

•	any supplemental indenture;

•	rescind and annul a declaration that the debt securities of any series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the indenture and its consequences; and

•	waive compliance with other specified provisions of the indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the indenture:

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to evidence the succession of another person to us under the indenture, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of us pursuant to specified provisions of the indenture;

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to add to the covenants of us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•	to modify the indenture to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939;

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to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the trustee; or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of the holders;

•	to secure the debt securities of all series in accordance with the indenture;

•	to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

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to provide for the issuance under the indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

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to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security, as permitted by the indenture, and to provide for the issuance of any additional series of debt securities, as permitted by the indenture.

Defeasance, Satisfaction and Discharge to Maturity or Redemption

Defeasance of any Series

If we deposit with the trustee, in trust, at or before maturity or redemption, (a) lawful money in an amount, (b) direct obligations of the United States, or of any other government which issued the currency in which the debt securities of a series are denominated, or obligations which are guaranteed by the United States or the other government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds, or (c) a combination thereof in an amount, sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus and events of default relating to the payment of other indebtedness and the performance of covenants that are not specifically described as events of default in the indenture, except as to:

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our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

•	certain of the events of default described under “Events of Default” below; and

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other specified provisions of the indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the indenture.

Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.

Satisfaction and Discharge of any Series

Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the indenture (excluding the exceptions discussed above under the heading “Defeasance of any Series”) would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

•	the absence of an event of default at the date of deposit or on the 91st day thereafter;

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our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

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that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Events of Default

As to any series of debt securities, an event of default is defined in the indenture as being:

•	default for 30 days in payment of any interest on the debt securities of that series;

•	failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

•	failure to pay or satisfy any sinking fund payment or similar obligation with respect to any series of debt securities when due;

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failure to observe or perform any other covenant, warranty or agreement in the indenture or debt securities of any series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the indenture governing events of default, if the failure continues for 60 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding;

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uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money, including default under any other series of debt securities, beyond any period of grace with respect thereto if (a) the aggregate principal amount of the obligation is in excess of the greater of $50,000,000 or 5% of our consolidated total debt; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings;

•	specified events of bankruptcy, insolvency, receivership or reorganization; or

•	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of their knowledge, we are in default under any of the provisions of the indenture, and specifying all defaults, and the nature thereof, of which they have knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

The trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder.

Actions upon Default

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We and our affiliates utilize a full range of treasury services, including investment management and currency and derivative trading, from the trustee and its affiliates in the ordinary course of business to meet our funding and investment needs.

Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and specified related matters.

Book-Entry, Delivery and Form

Except as set forth below, debt securities will be represented by one or more permanent, global note in registered form without interest coupons (the “Global Notes”).

The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes (as defined below) except in the limited circumstances described below. See “Exchange of Global Notes for Certificated Notes” below. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

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ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect

Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our agents or agents of the trustee has or will have any responsibility or liability for:

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any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for definitive notes in registered certificated form (“Certificated Notes”), and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $1,000 and in integral multiples of $1,000, if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event we fail to appoint a successor depositary within 90 days; or

•	there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note also may be exchanged for Certificated Notes in the limited other circumstances permitted by the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF DEBT WARRANTS

We may issue, alone or together with debt securities, debt warrants for the purchase of debt securities. The debt warrants will be issued under a debt warrant agreement to be entered into between us and a warrant agent to be selected at time of issuance. The debt warrant agreement may include or incorporate by reference standard warrant provisions.

General

If debt warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the debt warrants, including, among other things, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Holders of debt warrants do not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, or interest on, the debt securities or to enforce any of the covenants of the debt securities or the indenture except as otherwise provided in the indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the warrant agent office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the debt warrants evidenced by the certificate. Surrendered debt warrant certificates must be accompanied by payment of the aggregate exercise price of the debt warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material.

Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrant holder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued representing the unexercised debt warrants.

DESCRIPTION OF PREFERRED STOCK

We are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 15,000,000 shares of preferred stock, $1.00 par value, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be adopted by the board of directors or a duly authorized committee thereof. We have no outstanding shares of preferred stock. However, 450,000 shares of a series of preferred stock have been designated as Series A Junior Preferred Stock (the “Series A Junior Preferred Stock”).

The description below sets forth certain general terms and provisions of the shares of preferred stock covered by this prospectus. The specific terms of the preferred stock to be offered (the “Offered Preferred Stock”) will be described in the prospectus supplement relating to such Offered Preferred Stock. The following summaries of certain provisions of the preferred stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation and the certificate of designation relating to the particular series of preferred stock.

If so indicated in any prospectus supplement, the terms of the Offered Preferred Stock may differ from the terms set forth below.

General

Unless otherwise specified in any prospectus supplement relating to the Offered Preferred Stock, each series of preferred stock will rank on a parity as to dividends, upon liquidation and in all other respects with all other preferred stock, except the Series A Junior Preferred Stock, which will, if issued, rank junior to all series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. The preferred stock will not be convertible into shares of common stock or other shares and holders thereof will have no preemptive rights. The preferred stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the prospectus supplement relating to the Offered Preferred Stock.

Reference is made to any prospectus supplement relating to the Offered Preferred Stock offered thereby for specific terms, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or methods of calculation thereof applicable to such preferred stock;

•	the date from which dividends on such preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, of such preferred stock;

•	the provision for a sinking fund, if any, for such preferred stock;

•	the provision for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Subject to the terms of the Offered Preferred Stock, the remaining authorized shares of undesignated preferred stock may be issued by us in one or more series, at any time or from time to time, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the board of directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of the preferred stock.

As used herein, the term “Pari Passu Preferred” means the preferred stock and any shares of stock issued by us ranking on a parity with the preferred stock as to payment of dividends and upon distribution of assets, and the term “Junior Stock” means the Common Stock, the Series A Junior Preferred Stock and any other stock issued by us ranking junior to the Pari Passu Preferred.

Dividends

Holders of the Offered Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the board of directors, out of our assets legally available for payment, at such rate and on such dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock books on the record dates fixed by the board of directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If, for any dividend period or periods, dividends on any Pari Passu Preferred have not been paid or declared and set apart for payment, we may not declare any dividends (except a dividend payable in Junior Stock or in options, rights or warrants to purchase or acquire Junior Stock) on, or make any distribution (except as aforesaid) on the Junior Stock, or make any payment on account of the purchase, redemption or other retirement of Junior Stock (except out of the proceeds of the sale of Junior Stock). Dividends in full may not be declared or paid or set apart for payment on any series of Pari Passu Preferred unless (i) there shall be no arrearages in dividends for any past dividend periods on any series of Pari Passu Preferred and (ii) to the extent that such dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all Pari Passu Preferred. Any dividends declared or paid when dividends are not so declared, paid or set apart in full shall be shared ratably by the holders of all series of Pari Passu Preferred in proportion to such respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Offered Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of any Junior Stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Pari Passu Preferred are not paid in full, the holders of Pari Passu Preferred will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Pari Passu Preferred will not be entitled to any further participation in any distribution of assets by us. A consolidation or merger of the Company with or into any corporation or corporations or a sale of all or substantially all of our assets shall not be deemed to be a liquidation, dissolution or winding up of the Company.

Redemption

If so determined by the board of directors, the Offered Preferred Stock will be redeemable in whole or in part at our option, at the times and at the redemption prices set forth in the applicable prospectus supplement and/or other offering documents.

If dividends on any series of Pari Passu Preferred have not been paid in full or declared and set apart for payment, no series of Pari Passu Preferred may be redeemed as a whole or in part, unless all series of Pari Passu Preferred are simultaneously redeemed, and we may not purchase or acquire any shares of Pari Passu Preferred otherwise than pursuant to an exchange offer made on the same terms to all holders of Pari Passu Preferred, without in either case the consent of the holders of at least two-thirds of all Pari Passu Preferred voting together as a single class without regard to series.

Voting Rights

Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the equivalent of six quarterly dividends payable on any series of preferred stock or any other series of Pari Passu Preferred that has comparable voting rights are in default (whether or not declared or consecutive), the number of directors of the Company shall be increased by two and the holders of all outstanding series of preferred stock and such Pari Passu Preferred (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until all dividends in default have been paid or declared and set apart for payment. The holders of preferred stock and such Pari Passu Preferred may exercise such special class voting rights at meetings of the stockholders for the election of directors or, under certain circumstances, at special meetings for the purpose of electing such directors, in either case at which the holders of not less than one-third of the aggregate number of shares of Preferred Stock and such Pari Passu Preferred are present in person or by proxy.

The affirmative vote of the holders of at least two-thirds of the outstanding Pari Passu Preferred, voting as a single class without regard to series, will be required (i) for any amendment of our restated certificate of incorporation that will adversely affect the preferences, rights or voting powers of the Pari Passu Preferred, but, in any case in which one or more, but not all, series of Pari Passu Preferred would be so affected as to their preferences, rights or voting powers, only the consent of the holders of at least two-thirds of the shares of each series that would be so affected, voting separately as a class, shall be required or (ii) to issue any class of stock that shall have preference as to dividends or distribution of assets over any outstanding Pari Passu Preferred.

DESCRIPTION OF PREFERRED AND COMMON WARRANTS

We may issue, alone or together with preferred stock or common stock, warrants for the purchase of preferred stock or common stock. The preferred or common warrants will be issued under a warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The warrant agreement may include or incorporate by reference standard warrant provisions.

General

If preferred or common warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the warrants, including, among other things, the following:

•	the offering price, if any;

•	the designation, the security, as well as the terms of any preferred stock, purchasable upon exercise of the applicable warrants;

•	if applicable, the date on and after which the warrants and the related offered securities will be separately transferable;

•

the number of shares of preferred stock or common stock purchasable upon exercise of one preferred or common warrant, as appropriate, and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the warrants; and

•	any other terms of the warrants.

Exercise of Preferred or Common Warrants

Preferred or common warrants may be exercised by surrendering to the designated warrant agent the warrant certificate with the form of election to purchase on the reverse side of the certificate duly completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the warrants evidenced by the certificate. Surrendered preferred or common stock warrant certificates must be accompanied by payment of the aggregate exercise price of the warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material. The payment must be made in U.S. dollars, unless otherwise provided in the related prospectus supplement and/or other offering material. Upon the warrant agent’s receipt of the surrendered warrant certificates and payment of the aggregate exercise price of the warrants, the warrant agent will request that the transfer agent issue and deliver to, or upon the written order of, the exercising warrant holder, a certificate representing the number of shares of preferred stock or common stock, as appropriate, purchased. If less than all of the warrants evidenced by any warrant certificate are exercised, the warrant agent will deliver to the exercising warrant holder a new warrant certificate representing the unexercised preferred or common stock warrants.

Anti-dilution and Other Provisions

The exercise price payable and the number of shares of preferred stock or common stock purchasable upon the exercise of each preferred or common stock warrant, and the number of preferred or common stock warrants outstanding, will be subject to adjustment if specified events occur. In lieu of adjusting the number of shares of preferred stock or common stock purchasable upon exercise of each preferred or common stock warrant, we may elect to adjust the number of preferred or common stock warrants. No adjustment in the number of shares purchasable upon exercise of the preferred or common stock warrants will be required until cumulative adjustments require an adjustment of at least 1% of the number of shares purchasable. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of preferred or common stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. In the case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding preferred or common stock warrant will have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of preferred stock or common stock into which the preferred or common stock warrants were exercisable immediately prior to the consolidation, merger, or sale or conveyance, subject to payment of the aggregate exercise price of the preferred or common stock warrants.

No Rights as Shareholders

Prior to the exercise of their preferred or common warrants, holders of preferred or common warrants will not, solely by virtue of such holdings, have any of the rights of holders of the preferred stock or common stock purchasable upon such exercise, and will not be entitled to any dividend payments on the preferred stock or common stock purchasable upon such exercise.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other terms and rights, the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any applicable material United States federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

LEGAL MATTERS

Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus and the prospectus supplements. The opinion of Quarles & Brady LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Quarles & Brady LLP may be subject to other conditions and assumptions, as indicated in the prospectus supplements.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 1-7724). We also filed a Registration Statement on Form S-3, including exhibits (the “Registration Statement”), under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus is a part of the Registration Statement, but does not contain all of the information included in the Registration Statement or the exhibits to the Registration Statement. You may access and read the Registration Statement and any other documents we file with the SEC on the SEC’s website at http://www.sec.gov and on our website at http://www.snapon.com.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:

i.	our Annual Report on Form 10-K for the fiscal year ended December 30, 2017;

ii.	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 29, 2018;

iii.	our Current Reports on Form 8-K dated February 20, 2018 (only Item 8.01) (filed on February 20, 2018), February 20, 2018 (filed on February 26, 2018), and April 26, 2018; and

iv.	the description of our common stock contained in Amendment No. 2 to the Registration Statement on Form 8-A/A, dated December 10, 2018.

You may request a copy of these filings, at no cost, by writing to or calling us at our principal executive offices:

Snap-on Incorporated

Attn: Secretary

2801 80th Street

Kenosha, Wisconsin 53143

(262) 656-5200

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

Securities and Exchange Commission Registration Fee	(1)
Trustee’s Fees	(2)
Printing and Engraving Expenses	(2)
Rating Agency Fees	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Blue Sky Fees and Expenses	(2)
Miscellaneous Expenses	(2)

Total Expenses	(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable. As noted above, this Registration Statement also includes 519,451 unsold shares of common stock, $1.00 par value, of Snap-on Incorporated to be issued under the Snap-on Incorporated Franchisee Stock Purchase Plan that were previously registered pursuant to the Registration Statement on Form S-3 (Commission File No. 333-208480) that was originally filed on December 11, 2015 (the “Previous Registration Statement”), as supplemented on February 28, 2017, via a filing pursuant to Rule 424(b)(5). Pursuant to Rule 415(a)(6) under the Securities Act, the $10,185.62 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities, and the offering of securities pursuant to the Previous Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. Our Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or agent of certain other related entities. The Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by us of an undertaking from the director or officer to repay the advances if it is ultimately determined that he or she is not entitled to indemnification.

We have entered into Indemnification Agreements with our directors and certain officers. The Indemnification Agreements provide generally that we must promptly advance directors and certain officers all reasonable costs of defending against certain litigation upon request, and must indemnify such director or officer against liabilities incurred in connection with such litigation to the extent that such director or officer is successful on the merits of the proceeding, or, if unsuccessful, to the extent that such director or officer acted in good faith. However, no indemnification will be made under the Indemnification Agreement if the director or officer is found to not have acted in good faith. The advance is subject to repayment under certain circumstances.

Our directors and officers are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by us.

Item 16.	Exhibits.

Exhibit Number	Document Description
(1)	Forms of Underwriting Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(3)(i)	Restated Certificate of Incorporation, as amended through April 25, 2013 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2013 [File No. 1-7724]).
(3)(ii)	Bylaws, as amended and restated as of April 26, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, dated April 26, 2018 [File No. 1-7724]).
(4)(a)	Indenture, dated as of January 8, 2007, between Snap-on Incorporated and U.S. Bank National Association as Trustee (the “Indenture”) (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3, filed on January 9, 2007 [File No. 333-139863]).
(4)(b)	Forms of Supplemental Indentures to the Indenture (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(c)	Forms of Debt Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(d)	Forms of Warrant (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(e)	Forms of Warrant Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(f)	Form of Unit and Unit Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(5)	Opinion of Quarles & Brady LLP.
(23)(a)	Consent of Deloitte & Touche LLP.
(23)(b)	Consent of Quarles & Brady LLP (included in Exhibit 5).
(24)	Power of Attorney (Signatures page to this Registration Statement on Form S-3).
(25)	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association to act as Trustee under the Indenture, dated October 31, 2018.
(99)	Description of Snap-on Common Stock (incorporated by reference to Amendment No. 2 to Registration Statement on Form 8-A, dated December 10, 2018 [File No. 1-7724]).

Item 17.	Undertakings.

a.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	if the registrant is relying on Rule 430B:

(a)

Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

b.

The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

d.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

e.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenosha, State of Wisconsin, on December 10, 2018.

Snap-on Incorporated

By:	/s/ Nichols T. Pinchuk
Nicholas T. Pinchuk
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas T. Pinchuk, Aldo J. Pagliari and Richard T. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Nicholas T. Pinchuk Nicholas T. Pinchuk	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2018

/s/ Aldo J. Pagliari Aldo J. Pagliari	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)	December 10, 2018

/s/ Richard K. Strege Richard K. Strege	Vice President and Controller (Principal Accounting Officer)	December 10, 2018

/s/ David C. Adams David C. Adams	Director	December 10, 2018

/s/ Karen L. Daniel Karen L. Daniel	Director	December 10, 2018

S-1

Name	Capacity	Date

/s/ Ruth Ann M. Gillis Ruth Ann M. Gillis	Director	December 10, 2018

/s/ James P. Holden James P. Holden	Director	December 10, 2018

/s/ Nathan J. Jones Nathan J. Jones	Director	December 10, 2018

/s/ Henry W. Knueppel Henry W. Knueppel	Director	December 10, 2018

/s/ W. Dudley Lehman W. Dudley Lehman	Director	December 10, 2018

/s/ Gregg M. Sherrill Gregg M. Sherrill	Director	December 10, 2018

/s/ Donald J. Stebbins Donald J. Stebbins	Director	December 10, 2018

S-2